WACHOVIA CORPORATION

                    ------------------ and ------------------


                              JEFFERSON BANKSHARES



                        Extending the Virginia Franchise









                                  JUNE 10, 1997

JEFFERSON BANKSHARES OVERVIEW                                           TABLE I
--------------------------------------------------------------------------------


o  Total Assets -- $2.1 billion
o 5th largest Virginia-based bank with 96 offices with history dating back to 1914
o  Bank operations are geared to a "Super Community Bank" orientation
o  Number-one market presence in Charlottesville, Virginia with 27% market share
o Additional branch presence in Tidewater, Richmond, Fredericksburg and Shenandoah Valley areas of Virginia




STRATEGIC RATIONALE                                                     TABLE II
--------------------------------------------------------------------------------


o  Consistent with strategic initiatives to grow via mergers and acquisitions
o Solidifies current Virginia presence and positions Wachovia for accelerated future growth in the state
o  Double Wachovia's loan portfolio in the state
o  Low risk, rapid integration opportunity
o  Gain #1 market share in attractive Charlottesville MSA
o  Leverage Virginia franchise with a broader array of products and services
o  Financially attractive


                            WACHOVIA/JEFFERSON BANKSHARES--JUNE 10, 1997--PAGE 1

TRANSACTION SUMMARY                                                    TABLE III
--------------------------------------------------------------------------------


Structure:                              100% stock issued in tax-free exchange
Exchange ratio:                         0.625
Purchase price:                         $542 million - based on outstanding
                                                       shares
                                        $547 million - based on fully diluted
                                                       shares
Per Share:                              $38.83
Accounting:                             Purchase
Option:                                 19.9% Stock Option Agreement
Goodwill:                               Amortized over 25 years
Closing:                                By October 31, 1997


Note: Based on Wachovia common stock June 9 closing price of $62.125.

TRANSACTION PRICING DETAIL                                              TABLE IV
--------------------------------------------------------------------------------


Jefferson Book Value @ March 31, 1997:  $14.83
Jefferson Tangible Book Value:          $14.28
Premium/Market:                         29%
Price/Book:                             2.62x
Price/Tangible Book:                    2.72x
Price/97 EPS Consensus:                 18.9x
Fully Diluted shares                    14.1 million
Approximate number of shares issued:    8.8 million

Note:  Based on Wachovia common stock June 9 closing price of $62.125.





                            WACHOVIA/JEFFERSON BANKSHARES--JUNE 10, 1997--PAGE 2

TRANSACTION ECONOMICS                                                    TABLE V
--------------------------------------------------------------------------------


o  Accretive to reported earnings in 1998
o  2-3% accretive on a cash basis in 1998
o  Expense savings -- $18 million pre-tax or 25% of  projected 1997 expense base
o Potential revenue enhancements of $1.9 million or 10% of projected 1997 fee income
o  Nonrecurring costs and conforming reserves -- $19 million pre-tax
o  Share repurchase in 1997 to offset 100% of shares issued for the merger


                            WACHOVIA/JEFFERSON BANKSHARES--JUNE 10, 1997--PAGE 3

TRANSACTION MULTIPLES                                                   TABLE VI
--------------------------------------------------------------------------------


Attractively priced transaction, based on conservative assumptions:

o  25% cost savings projections
o  10% revenue enhancements

                                                                                              WB Stand
                                                                 Adjusted                  Alone Trading
                                    Transaction                 Transaction(2)               Multiples
                                    -----------                 ---------                   ---------
Book Value                              2.62x                      2.62x                       2.73x
Tangible Book Value                     2.72                       2.72                        2.76
1997E EPS(1)                            18.9                       13.4                        15.0
1998E EPS(1)                            16.9                       12.2                        13.5

(1) IBES median estimate
(2) Adjusted for full implementation of cost savings and revenue enhancements Excludes impact of one-time costs and goodwill


                            WACHOVIA/JEFFERSON BANKSHARES--JUNE 10, 1997--PAGE 4

CORPORATE PRO FORMA SUMMARY
FIRST QUARTER 1997                                                    TABLE VII
--------------------------------------------------------------------------------




                                       Jefferson                                             Wachovia
($ millions)                           Bankshares                Wachovia                   Pro Forma
                                       ----------                --------                   ---------
Assets                                 $2,149                    $47,491                     $49,640
Loans                                   1,403                     32,570                      33,973
Deposits                                1,887                     28,832                      30,719
Equity                                    207                      3,676                       3,883
Equity/Assets                            9.61%                      7.74%                       7.82%
Net Income                             $    7                    $   163                     $   170
NPAs                                        6                         74                          80
Reserve                                    15                        409                         424
Efficiency Ratio                         59.6%                      52.2%                         NM
Fee Income/Revenues                      16.7%                      32.5%                         NM




                            WACHOVIA/JEFFERSON BANKSHARES--JUNE 10, 1997--PAGE 5